Exhibit 99.1
FORM OF INSTRUCTIONS
AS TO USE OF
MACE SECURITY INTERNATIONAL, INC.
RIGHTS CERTIFICATES
CONSULT THE INFORMATION AGENT, PHOENIX ADVISORY PARTNERS, YOUR BANK OR BROKER
AS TO ANY QUESTIONS
     The following instructions relate to a rights offering (the “Rights Offering”) by Mace Security International, Inc. a Delaware corporation (the “Company”), to the holders of record (the “Record Holders”) of its common stock, par value $0.01 per share (the “Common Stock”), as described in the Company prospectus dated [ ], 2011 (the “Prospectus”). Record Holders of Common Stock as of 5:00 p.m., Eastern Standard Time, on [ ], 2011 (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock. In the Rights Offering, the Company is offering an aggregate of [ ] shares of Common Stock.
     Each Record Holder will receive one Right for each share of Common Stock owned of record as of 5:00 p.m., Eastern Standard time, on the Record Date. The Rights will expire, if not exercised prior to 5:00 p.m., Eastern Standard Time, on [ ], 2010, unless extended (the “Expiration Time”). The Company may extend the Rights Offering by thirty days. Each Right allows the holder thereof to subscribe for three shares of Common Stock (the “Basic Subscription Privilege”) at the cash price of $[ ] per share (the “Subscription Price”). For example, if a Record Holder owned 100 shares of Common Stock as of 5:00 p.m., Eastern Standard Time on the Record Date, the Record Holder would receive 100 Rights and would have the right to purchase 300 shares of Common Stock with for a total subscription payment of $[ ].
     If a holder of rights (“Holder”) purchases all of the shares of Common Stock available to the Holder pursuant to its Basic Subscription Privilege, it may also choose to purchase a portion of the shares of our Common Stock that are not purchased by other persons through the exercise of their respective Basic Subscription Privilege (the “Over-Subscription Privilege”). If sufficient shares of Common Stock are available, we will seek to honor over-subscription requests in full. If there are not enough shares of Common Stock to honor all Over-Subscription Privilege requests (such remaining shares, the “Unsubscribed Shares”), Company will allocate the Unsubscribed Shares first to each exercising Holder an amount that will maintain the Holder’s percentage ownership of issued common stock (calculated based on the percentage owned prior to the rights offering, if known by the Company) and then, if there is any remaining unsubscribed for shares, pro rata among those Holders who properly exercised their Over-Subscription Privilege in proportion to the number of shares of Common Stock each Holder subscribed for under the Basic Subscription Privilege. If this allocation results in any Holder receiving a greater number of Unsubscribed Shares than the Holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such Holder will be allocated only that number of Unsubscribed Shares for which the Holder oversubscribed, and the remaining Unsubscribed Shares will be re-allocated among all other Holders exercising the Over-Subscription Privilege on the same basis described above. The allocation process will be repeated until all Unsubscribed Shares have been allocated or all Over-Subscription Privileges have been fulfilled, whichever occurs earlier.
     Each Holder will be required to submit payment in full for all the shares it wishes to buy with its Over-Subscription Privilege. Because we will not know the total number of Unsubscribed Shares prior to the expiration of the Rights Offering, if a Holder wishes to maximize the number of shares it may purchase pursuant to the Holder’s Over-Subscription Privilege, the Holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to the Holder, assuming that no person other than such Holder purchases any shares of Common Stock pursuant to their Basic Subscription Privilege and Over-Subscription Privilege.
     Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.
     The Company will not be required to issue shares of our Common Stock to you if the Subscription Agent does not receive your payment prior to the Expiration Time. The Company may extend the Expiration Time by giving oral or written notice to the Subscription Agent on or before the Expiration Time. If the Company elects to extend the Expiration Time, it will issue a press release announcing such extension no later than 9:00 a.m., Eastern Standard Time, on the next business day after the most recently announced Expiration Time. The Rights will be evidenced by non-transferable Rights certificates (the “Rights Certificates”).
     The number of Rights to which you are entitled is printed on the face of your Rights Certificate. The number of Rights printed on the face of the Rights Certificate can be used to help you determine your percentage ownership for the purposes of determining the number of shares you elect to subscribe for pursuant to the Over-Subscription Privilege. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.
     YOUR RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT FOR EACH RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE PLUS THE FULL SUBSCRIPTION PRICE FOR ANY SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE THE EXPIRATION TIME. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED, EVEN IF THE RIGHTS OFFERING IS EXTENDED BY THE COMPANY’S BOARD OF DIRECTORS. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.
1.	Method of Subscription—Exercise of Rights.
     To exercise Rights, complete your Rights Certificate and send the properly completed and originally executed Rights Certificate to the Subscription Agent. The signature of the Record Holder must be guaranteed only if the Record Holder directs the stock certificate to be sent to a location other than the Record Holder’s record address. On or prior to the Expiration Time, payment in full of the Subscription Price for each share subscribed for pursuant to the Basic Subscription Privilege plus the full Subscription Price for any Unsubscribed Shares you elect to subscribe for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in United States dollars for the full number of Underlying Shares being subscribed for, by cashier’s or certified check drawn upon a United States bank payable to American Stock Transfer & Trust Company FBO Mace Security International, Inc., at the address set forth below.

By Hand Delivery	By Mail or Overnight Courier Service
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Attn: Reorganization Department	Operations Center
P.O. Box 2042	Attn: Reorganization Department
New York, New York 10272-2042	6201 15th Avenue
Brooklyn, New York 11219
Delivery to an address or by a method other than those above will not constitute valid delivery. The Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described above.
     Any questions or requests for information should be addressed to the Information Agent of the Rights Offering, Phoenix Advisory Partners, Information Agent, at (212) 493-3910 for banks and brokers, or (877) 478-5038 for all others.
     When making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of the Notice of Guaranteed Delivery (provided to you with these instructions), from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockholder, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), to be received by the Subscription Agent on or prior to the Expiration Time together with payment in full of the applicable Subscription Price. The Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate or Rights Certificates held by you, the number of Shares being subscribed for pursuant to the Basic Subscription Privilege, the number of additional shares of Common Stock you wish to subscribe for pursuant to the Over-Subscription Privilege and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Rights Certificate or Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate or Rights Certificates evidencing the Right or Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No. ( ) __-___. For Confirmation of Facsimile Transmission No. (___) __-_____, extension ___). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent, at (212) 493-3910 for banks and brokers, or (877) 478-5038 for all others.

     If you do not indicate the number of Rights being exercised, or do not forward full payment of the Subscription Price, then you will be deemed to have exercised your Rights with respect to the maximum number of Rights that may be exercised with the aggregate Subscription Price you delivered to the Subscription Agent. If your aggregate Subscription Price is greater than the amount you owe for the exercise of your Basic Subscription Privilege in full, you will be deemed to have exercised your Over-Subscription Privilege to purchase the maximum number of shares of Common Stock with your over-payment. If we do not apply your full Subscription Price payment to your purchase of shares of Common Stock, the excess subscription payment received by the Subscription Agent will be returned to you, without interest, as soon as practicable.
     Brokers, custodian banks and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over- Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Privilege and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. The Company can provide no assurances that each Holder will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of its Over-Subscription Privilege in full at the expiration of the Rights Offering. The Company will not be able to satisfy a Holder’s exercise of the Over-Subscription Privilege, if all of the Holders exercise their Basic Subscription Privileges in full. The Company will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of subscription rights under the Basic Subscription Privileges. To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Holder pursuant to the Over-Subscription Privilege is less than the amount the Holder actually paid in connection with the exercise of the Over-Subscription Privilege, the Holder will receive only the number of Unsubscribed Shares allocated to the Holder and, as soon as practicable after the Expiration Time, and the Holder’s excess subscription payment received by the Subscription Agent will be returned, without interest. To the extent the amount the Holder actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the Holder pursuant to the Over- Subscription Privilege, such Holder will be allocated the number of Unsubscribed Shares for which it actually paid in connection with the Over-Subscription Privilege. The Company, at its discretion, has the right to reject, in whole or part any exercise of the Over- Subscription Privilege by a Holder. See “The Rights Offering—Over-Subscription and Over-Allotment Privilege” in the Prospectus.
2.	Issuance of Common Stock.
     The following deliveries and payments will be made to the address shown on the face of your Rights Certificate, unless you provide instructions to the contrary in your Rights Certificate.
     (a) Basic Subscription Privilege. As soon as practicable after the Expiration Time and the valid exercise of Rights, the Subscription Agent will mail to each exercising Holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.
     (b) Over-Subscription Privilege. As soon as practicable after the Expiration Time and after all allocations, pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Holder that validly exercises the Over-Subscription Privilege certificates representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege.
     (c) Excess Cash Payments. As soon as practicable after the Expiration Time and after all allocations, pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, any excess subscription payments received in payment of the Subscription Price the Subscription Agent will be mailed to each Holder, without interest.
The Rights granted to you are not assignable or transferable.
3.	Execution.
     (a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.
     (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.
     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify delivery of the share certificates to an address different than the address on the front of the Rights Certificate.
4.	Method of Delivery.
     The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Holder.
5.	Special Provisions Relating to the Delivery of Rights through the Depository Trust Company.
     In the case of Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Basic Subscription Privilege and of the Over-Subscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised subscribed for pursuant to the Basic Subscription Privilege and the number of Unsubscribed Shares subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.

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